Exhibit 10.1

Execution Copy

AMENDMENT NO. 2

TO

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment No. 2”) is entered into as of the 13th day of May, 2013, by MFA FINANCIAL, INC., a Maryland corporation (“MFA”), and STEWART ZIMMERMAN (the “Executive”).

W I T N E S S E T H:

WHEREAS, the parties hereto entered into that certain Second Amended and Restated Employment Agreement, as of June 7, 2010, as amended by Amendment No. 1 thereto, entered into as October 19, 2012, (as amended, the “Agreement”) (capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement); and

WHEREAS, the parties hereto desire to further amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Section 5 (Termination of Employment) of the Agreement is hereby amended by deleting subsection (d) (Termination Related to Change in Control) thereof in its entirety and replacing it with the following:

“(d)  Termination Related to Change in Control.  In the event of the termination of the Executive’s employment by MFA other than for Cause or the Executive’s resignation of his employment for Good Reason, in either case, within twenty-four (24) months following a Change in Control,

(i)                                     MFA shall pay to Executive in a lump sum, within 30 days following the termination of employment, an amount equal to 300% of the sum of (a) the Executive’s then current Base Compensation and (b) the Executive’s bonus for the immediately preceding year;

(ii)                                  all of the Executive’s outstanding restricted stock, phantom shares and stock options shall immediately vest in full and such options shall remain exercisable, and any dividend equivalents associated therewith shall continue to be payable, until the earlier of (a) 90 days following the date of such termination and (b) the date on which each such option would have expired had the Executive’s employment not terminated; and

(iii)                               the Executive shall continue to participate in all health, life insurance, retirement and other benefit programs at MFA’s expense for the balance of the Term of Employment, to the same extent as though the Executive’s employment had not terminated.

To the extent necessary to avoid imposition of the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) in connection with a Change in Control, the amounts payable or benefits to be provided to the Executive shall be reduced such that the reduction of compensation to be provided to the Executive is minimized. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis (but not below zero).”

2.                                      Section 6 (Definitions) of the Agreement is hereby amended by deleting subsection (f) (Pre-Change-in-Control Event) thereof in its entirety and replacing it with the following:

“(f) Intentionally omitted.”

3.                                      MFA shall pay directly all reasonable legal fees incurred by the Executive in connection with the negotiation, preparation and execution of this Amendment No. 2.

4.                                      All references to “this Agreement” shall refer to the Agreement.

5.                                      Except as specifically set forth herein and amended by this Amendment No. 2, the Agreement and all of its terms and conditions remain in full force and effect, and the Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment No. 2 all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Agreement as amended by this Amendment No. 2.

6.                                      This Amendment No. 2 may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.                                      This Amendment No. 2 and all rights hereunder, and any controversies or disputes arising with respect hereto, shall be governed by and interpreted in accordance with the laws of the State of New York, applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of laws provisions thereof that would apply the law of any other jurisdiction.

8.                                      This Amendment No. 2 shall be binding upon and inure to the benefit of MFA and the Executive and their respective successors, heirs (in the case of the Executive) and assigns.  The Agreement, as amended by this Amendment No. 2, contains the entire agreement between MFA and the Executive concerning the subject matter of thereof, as amended by this

Amendment No. 2, and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between them with respect thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:

MFA FINANCIAL, INC.

By:	/s/ George H. Krauss
	Name:	George H. Krauss
	Title:	Lead Director

EXECUTIVE:

/s/ Stewart Zimmerman
Stewart Zimmerman